Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333‑235692) of Liminal BioSciences Inc., of our report dated March 20, 2020 relating to the consolidated financial statements of Liminal BioSciences Inc. as of December 31, 2019 and 2018 and for the years then ended,  which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP1

Montréal, Canada

March 20, 2020

CPA auditor, CA, public accountancy permit No.A123642

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.

1250 René-Lévesque Boulevard West, Suite 2500, Montréal, Quebec, Canada H3B 4Y1

T: +1 514 205 5000, F: +1 514 876 1502, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l., an Ontario limited liability partnership.